EXHIBIT 10.1
                                  Regions Bank

                                 PROMISSORY NOTE

  Principal         Loan Date       Maturity         Loan No.       Call/Coll
$1,531,500.00       06/25/04        07/01/09      41119817819002      6113

  Account         Officer      Initials
1981781-9002       Y8PL6

Borrower:  ASA Aircraft LLC(TIN: 02-0398205)
           RSR Aircraft LLC (TIN: 05-6380402)
           Cosmed Aviation LLC (TIN: 20-1053333)
           10 Speen Street
           Framingham, MA 01701

Lender:    Regions Bank
           Tyler Aircraft Lending Department
           100 East Ferguson
           Tyler, TX  75702

Principal Amount: $1,531,500.00         Initial Rate: 4.2500%

Date of Note: June 25, 2004

PROMISE TO PAY. ASA AIRCRAFT LLC, RSR AIRCRAFT LLC and COSMED AVIATION LLC ("Borrower") jointly and severalty promise to pay to REGIONS BANK ("Lender"), or order, in lawful money of the United States of America, the principal amount of One Million Five Hundred Thirty One Thousand Five Hundred Dollars ($1,531,500.00), together with interest on the unpaid principal balance from June 25, 2004, until maturity. The interest rate will not increase above 18.000%.

PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in 59 regular payments of $11,521.14 each and one irregular lost payment estimated at $1,142,205.79. Borrower's first payment is due August 1, 2004, and all subsequent payments are due on the same day of each month after that. Borrower's final payment will be due on July 1, 2009, and will be for all principal and all accrued interest not yet paid. Payments include principal and interest. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, then to any unpaid collection costs; and then to any late charges. The annual Interest rate for this Note Is computed on a 365/360 basis; that is, by applying the ratio of the annual Interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding, unless such calculation would result in a usurious rate, in which case interest shall be calculated on a per diem basis of a year of 365 or 366 days, as the case may be, Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the "Prime Rate" as published in the "Money Rates" column in The Wall Street Journal on the first business day of the month, which is identified in that column as "The base rate on corporate loans posted by at least 75% of the Nation's largest banks," (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current index rate upon Borrower's request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 4.000% per annum. The interest rate to be applied prior to maturity to the unpaid principal balance of this Note will be at a rate of 0.250 percentage points over the Index, resulting in an initial rate of 4.250% per annum. Notwithstanding the foregoing, the variable interest rate or rates provided for in this Note will be subject to the following maximum rate. NOTICE: Under no circumstances will the interest rate on this Note be more then the lesser of 18.000% per annum or the maximum rate allowed by applicable low. For purposes of this Note, the "maximum rate allowed by applicable law" means the greater of (A) the maximum rate of interest permitted under federal or other low applicable to the indebtedness evidenced by this Note, or (B) the "Weekly

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Ceiling" as referred to in Sections 303.002 and 303.003 of the Texas Finance
Code. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (A) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (B) increase Borrower's payments to cover accruing interest, (C) increase the number of Borrower's payments, and (D) continue Borrower's payments at the same amount and increase Borrower's final payment.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Any partial payment shall be in an amount equal to one or more full installments. Prepayment in full shall consist of payment of the remaining unpaid principal balance together with all accrued and unpaid interest and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan, and in no event will Borrower ever be required to pay any unearned interest. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to:
REGIONS BANK, TYLER MAIN OFFICE, DEPARTMENT, 100 EAST FERGUSON STREET, TYLER, TX 75702.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% at the unpaid portion of the regularly scheduled payment.

INTEREST AFTER DEFAULT. Upon default, or if this Note is not paid at final maturity, Lender, at Lender's option, may add any unpaid accrued interest to principal and such sum will bear interest therefrom from until paid, at the Post Maturity Rate provided in this Note. Upon default, the total sum due under this Note will bear interest from the date of acceleration or maturity at the variable interest rate on this Note. The interest rate will not exceed the maximum rate permitted by applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower failed to make any payment when due under this Note.

Other Defaults. Borrower falls to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default In Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Death or Insolvency. The dissolution of Borrower (regardless of whether election to continue is made), any member withdraws from Borrower, or any other termination of Borrower's existence as a going business or the death of any member, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

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Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings. whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate~ reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note. In the event of a death, Lender, at its option, may, but shall not be required to, permit the Guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this
Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

Cure Provisions. If any default, other than a default in payment is curable, it may be cured if Borrower, after receiving written notice from Lender demanding cure of such default: 1) cures the default within twenty (20) days; or 2) if the cure requires more than twenty (20) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire indebtedness, including the unpaid principal balance on this Note, all accrued unpaid interest, and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan, immediately due, without notice, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire an attorney to help collect this Note if Borrower does not pay, and Borrower will pay Lender's reasonable attorneys' fees. Borrower also will pay Lender all other amounts Lender actually incurs as court costs, lawful fees for filing, recording, releasing to any public office any instrument securing this Note: the reasonable cost actually expended for repossessing, storing, preparing for sale, and selling any security; and fees for noting a lien on or transferring a certificate of title to any motor vehicle or aircraft offered as security for this Note, or premiums or identifiable charges received in connection with the sale of authorized insurance.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by, construed and enforced in accordance with federal low and the laws of the State of Texas. This Note has been accepted by Lender in the State of Texas.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing. on the indebtedness against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

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COLLATERAL. Borrower acknowledges this Note is secured by A 1983 COMMANDER 1000,
SERIAL NUMBER 96055, #N695AB, AS DESCRIBED IN THE SECURITY AGREEMENT DATED JUNE 25, 2004 FROM BORROWERS.

ARBITRATION. Borrower and Lender agree that all disputes, claims end controversies between them whether individual, joint, or class in nature, arising from this Note or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association in effect at the time the claim is filed upon request of either party. No act to take or dispose of any collateral securing this Note shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes without limitation, obtaining injunctive relief or a temporary restraining order invoking a power of sale under any dead of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any collateral securing this Note, including any Claim to rescind, reform, or otherwise modify any agreement relating to the collateral securing this Note, shall also be arbitrated, provoked however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this Note shall preclude any party from asking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver. law, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be doomed the commencement of an action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.

REQUESTS FOR SPECIAL SERVICES. In general, there are no borrower-paid fees associated with the routine servicing of a loan or line of credit. Borrower, however, may occasionally find it necessary to request services for which there is a charge. The services that fall outside of routine servicing include, without limitation, providing the following documents upon request: amortization schedules, duplicate year-end statements, copies of loan documents or periodic statements, payment histories, and replacement coupon books. Borrower agrees to pay the fees imposed by Lender in connection with providing the requested services, as in effect from time to time. Borrower also agrees to pay facsimile or other fees imposed by Lender if these services are requested on an expedited basis. All such fees shall be fully earned and non-refundable, and shall be paid upon Lender's demand (provided, that Lender, in its discretion, may add the fees to the principal indebtedness due, and accrue interest thereon, and the same shall be due, if not sooner demanded by Lender, upon the maturity of the indebtedness without further demand). The fees shall not be deemed to be interest or charges for the use of money. It Borrower requests services or documents as part of Lender's procedures for resolving a billing error on a line of credit, Lender will not impose, or will reverse, the fee.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Texas (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. The right to accelerate maturity of sums due under this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to charge or collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of sums due

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hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the loan evidenced by this Note until payment in full so that the rate or amount of interest on account of the loan evidenced hereby does not exceed the applicable usury coiling. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Each Borrower understands and agrees that, with or without notice to Borrower, Lender may with respect to any other Borrower (a) make one or more additional secured or unsecured loans or otherwise extend additional credit; (b) alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms any indebtedness, including increases and decreases of the rate of interest on the indebtedness; (c) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (d) apply such security and direct the order or manner of sale thereof, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreements, as Lender in its discretion may determine; (a) release, substitute, agree not to sue, or deal with any one or more of Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose: and (f) determine how, when and what application of payments and credits shall be made on any other indebtedness owing by such other Borrower. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, notice of dishonor, notice of intent to accelerate the maturity of this Note, and notice of acceleration of the maturity of this Note. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fall to realize upon or perfect Lender's security interest in the collateral without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. EACH BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

ASA AIRCRAFT LLC

ASA INTERNATIONAL LTD, Member of ASA AIRCRAFT LLC

By: /s/ Terrence C. McCarthy, VP/Treas/Sec of ASA
 INTERNATIONAL LTD

RSR AIRCRAFT LLC

By: /s/ Robert S. Russell, Member of RSR Aircraft LLC

COSMED AVIATION LLC

By: /s/ Michael L.Howe, Member of Cosmed Aviation LLC

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                               NOTICE TO COSIGNER


You are being asked to guarantee this debt. Think carefully before you do. If the borrower doesn't pay the debt, you will have to. Be sure you can afford to pay if you have to, and that you want to accept this responsibility.

You may have to pay up to the full amount of the debt if the borrower does not pay. You may also have to pay late fees or lawful collection costs, which increase this amount.

The Lender can collect this debt from you without first trying to collect from the borrower. The Lender can use the same collection methods against you that can be used against the borrower, such as suing you, etc.

If this debt is ever in default that fact may become a part of YOUR credit record.

This notice is not the contract that makes you Noble for the debt.



                          Regions Bank Promissory Note
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